Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Unique Fabricating, Inc. of our report dated May 4, 2015 relating to the consolidated financial statements of Unique Fabricating, Inc. which appears in the Prospectus filed pursuant to Rule 424(b) of Unique Fabricating, Inc. (No. 333-200072) filed on July 1, 2015 and is incorporated by reference in the Registration Statement on Form S-1 (No. 333-205394) filed on June 30, 2015.

/s/ Baker Tilly Virchow Krause, LLP

Southfield, Michigan
August 6, 2015